                                                                    Exhibit 99.1

[LOGO] Commercial Capital Bancorp, Inc.

Contact: Stephen H. Gordon   Chairman & CEO     Telephone:  (949) 585-7500
         Christopher G. Hagerty EVP & CFO    Facsimile:   (949) 585-0174

                   COMMERCIAL CAPITAL BANCORP, INC. ANNOUNCES
                    FIRST QUARTER EARNINGS OF $0.28 PER SHARE

    Total Assets Reach $1.2 Billion, Record Loan Originations of $267 Million
                      and Efficiency Ratio Declines to 30%

Irvine, CA - April 28, 2003 - Commercial Capital Bancorp, Inc. ("CCBI" or the "Company"), (NASDAQ: "CCBI"), the holding company for Commercial Capital Bank, (the "Bank"), Commercial Capital Mortgage, Inc. ("CCM"), and ComCap Financial Services, Inc. ("ComCap"), announced today record net income of $4.2 million, or $0.28 per diluted share, for the first quarter ended March 31, 2003, an increase of 174% and 65% from $1.5 million and $0.17 per diluted share, for the first quarter of 2002. CCBI's return on average equity and return on average assets for the first quarter of 2003 were 20.60% and 1.70%, respectively, compared to 21.37% and 1.35% for the first quarter of 2002, respectively.

Stephen H. Gordon, Chairman and Chief Executive Officer, stated, "The first quarter resulted in continued strong growth in assets, deposits, revenues, and net income as we continued implementing our business plan, began leveraging the additional equity raised from the Company's IPO, and continued to opportunistically reposition the Company's balance sheet to enhance overall earnings. The recently announced realignment of the Company's lending operation will immediately increase net interest income by enabling the Bank to hold a significantly increased percentage of the Company's relationship-driven loan originations, while efforts continue to focus on cross-selling borrowers and building core deposits."

            ($ in 000's, except per share data)        Q1            Q1
                                                      2003          2002
            Net income                              $ 4,239        $1,545
            Basic EPS                                  0.30          0.17
            Diluted EPS                                0.28          0.17
            Net interest income                       8,064         3,994
            Net interest margin                        3.39%         3.64%
            Noninterest income                      $ 3,215        $1,073
            Noninterest expense                       3,545         1,862
            Total revenues                           16,606         8,229
            Return on average equity                  20.60%        21.37%
            Return on average assets                   1.70          1.35
            Efficiency ratio                          30.08         36.75

Some of the Company's first quarter 2003 highlights include:

..    The Company's consolidated assets increased 38% to $1.2 billion at March
     31, 2003, from $849.5 million at December 31, 2002, and 95% from $602.2 million, at March 31, 2002. Average assets increased 24% to $996.6 million for the first quarter of 2003, from $805.9 million for the fourth quarter of 2002, and 118% from $457.0 million for the first quarter 2002. Total assets grew at a compounded quarterly growth rate of 18% for the four quarters ended March 31, 2003.

..    The Company's loan originations increased 33% to a record $267.0 million during the first quarter of 2003, from $200.3 million for the fourth quarter of 2002, and increased 39% from $192.1 million for the first quarter of 2002.

..    The Company's total deposits increased 31% to $408.0 million at March 31,
     2003, from $312.3 million at December 31, 2002, and 135% from $173.3 million at March 31, 2002. Transaction accounts increased 27% to $234.8 million at March 31, 2003, from $185.2 million at December 31, 2002, and more than 13 times from $15.7 million at March 31, 2002. Money market deposits increased 26% to $222.2 million at March 31, 2003, from $176.2 million at December 31, 2002, and more than 32 times from $6.7 million at March 31, 2002. Total deposits grew at a compounded quarterly growth rate of 24% for the four quarters ended March 31, 2003.

..    The Company's total revenues, defined as interest income plus noninterest income, increased 18% to $16.6 million for the first quarter of 2003, from $14.0 million for the fourth quarter of 2002, and increased 102% from $8.2 million for the first quarter of 2002. Total revenues grew at a compounded quarterly growth rate of 19% for the four quarters ended March 31, 2003.

..    The Company's efficiency ratio declined to 30.08% for the first quarter of
     2003, from 30.62% for the fourth quarter 2002, and 36.75% for the first quarter of 2002. In accordance with new SEC regulations, the Company revised its efficiency ratio to include the gain on sale of securities. The Company now defines its efficiency ratio as general and administrative expenses as a percentage of net interest income and noninterest income. The loss on early extinguishment of debt is not considered a component of general and administrative expenses. The efficiency ratios for prior periods reflect this revised definition.

..    The Company's net income increased 32% to $4.2 million for the first quarter of 2003, from $3.2 million for the fourth quarter of 2002, and 174% from $1.5 million for the first quarter of 2002. Net income grew at a compounded quarterly growth rate of 29% for the four quarters ended March 31, 2003. The Company's return on average assets increased to 1.70% for the first quarter of 2003, from 1.59% for the fourth quarter of 2002, and from 1.35% from the first quarter of 2002. The Company's return on average equity was 20.60% for the first quarter of 2003, compared to 29.03% for the fourth quarter of 2002, and 21.37% for the first quarter of 2002. The decrease in return on average equity for the first quarter of 2003 reflects the dilutive effect of having not yet fully leveraged the additional equity raised from the Company's recent IPO.

..    The Company announced its intention to open a new full service banking office in La Jolla, CA, projected to open in August 2003, which will provide loan and deposit products to existing and new clients located throughout San Diego County.

..    In January 2003, the underwriters of CCBI's initial public offering exercised the over-allotment option to purchase an additional 375,000 shares of the Company's common stock at $8.00 per share, resulting in the receipt of an additional $2.8 million of net proceeds and increased capital after adjusting for underwriting discounts and expenses.

NET INTEREST INCOME

The Company's net interest income increased 29% to $8.1 million for the first quarter of 2003, from $6.3 million for the fourth quarter of 2002, and 102% from $4.0 million for the first quarter of 2002. The Company's net interest margin was 3.39% for the first quarter of 2003, compared to 3.27% for the fourth quarter of 2002, and 3.64% for the first quarter of 2002.

The Company's yield on interest earning assets declined 30 basis points to 5.64% during the quarter ended March 31, 2003, from 5.94% during the quarter ended December 31, 2002, and 88 basis points from 6.52% during the quarter ended March 31, 2002. The Company's cost of interest bearing liabilities declined 31 basis points to 2.41% during the quarter ended March 31, 2003, from 2.72% during the quarter ended December 31, 2002, and 65 basis points from 3.06% during the quarter ended March 31, 2002. The decline in asset yields during the quarter and year ended March 31, 2003 reflects the effects of growing the Company's balance sheet, through the origination of new variable-rate loans and the acquisition of additional U.S. Government agency mortgage-backed securities. Since the majority of the Company's loans have interest rate floors, most of the decline was due to the addition of new assets in a lower interest rate environment. The decline in the cost of interest-bearing liabilities during the first quarter of 2003 primarily reflects the Company's ability to lower its rate of interest paid on money market, time deposit accounts and other deposits, as well as to utilize lower cost, longer duration borrowings, primarily obtained through advances from the Federal Home Loan Bank ("FHLB"). The Company cut the rate of interest paid on its money market accounts in mid-January and mid-March for a cumulative reduction of 15 basis points on balances of $50,000 or more, the full impact of which will be seen in the second quarter of 2003.

During the first quarter of 2003, the Company continued to take proactive steps in managing its net interest margin through the lowering of the cost and the extension of the duration of its interest bearing liabilities. The Company accomplished this by utilizing gains on sales of securities to offset penalties incurred through the early extinguishment of higher costing, shorter duration, fixed rate advances from the FHLB and replacing them with lower costing, longer duration, fixed rate advances. In March 2003, the Company prepaid $10 million of fixed rate FHLB advances, and replaced those advances at a 146 basis point savings.

As a result of the Company's realignment of its lending operations, announced on April 3, 2003, the Company anticipates that recurring net interest income should greatly increase, as the operational realignment enables the Company to retain a substantially greater percentage of its loan originations in its portfolio, rather than to be sold to third parties for one-time cash gains.

NONINTEREST INCOME

Noninterest income increased 23% to $3.2 million for the first quarter of 2003, from $2.6 million for the fourth quarter of 2002, and 200% from $1.1 million for the first quarter of 2002. The Company's noninterest income included gain on sales of securities of $1.6 million for the first quarter of 2003, compared to $396,000 for the fourth quarter of 2002. The increase in gain on sales of securities resulted from the sale of lower yielding and higher prepaying U. S. government agency mortgage-backed securities. The gain was utilized to offset prepayment penalties associated with the early extinguishment of higher costing and shorter duration FHLB advances, severance costs associated with the previously announced departure of one of the Company's officers, and to supplement noninterest income realized from gain on sales of loans as the Company sold a lower dollar volume of loans to third parties during the quarter and instead retained a greater amount of its loans in portfolio, thereby increasing recurring net interest income. In addition to the Company's gain on sales of securities, the Company's noninterest income for the first quarter of 2003 consisted of $975,000 from ongoing cash gain on sales of loans and $593,000 in net mortgage banking fees, securities brokerage fees, and other fees including miscellaneous banking and trust fee income. The gain on sales of loans represents ongoing cash gains received on sales to third parties.

NONINTEREST EXPENSE

The Company's efficiency ratio declined to 30.08% for the first quarter of 2003, from 30.62% for the fourth quarter of 2002, and 36.75% for the first quarter of 2002. General and administrative expenses were 1.36% of total average assets for the first quarter of 2003, compared to 1.35% for the fourth quarter of 2002, and 1.63% for the first quarter of 2002.

The Company's noninterest expenses, excluding costs associated with the early extinguishment of debt and severance costs, totaled $3.0 million for the first quarter of 2003, compared to $2.7 million for the fourth quarter of 2002, and $1.9 million for the first quarter of 2002 . The increase in the first quarter of 2003 compared to the first quarter of 2002 is primarily due to higher personnel costs associated with the Company's growth, including variable expenses related to securities brokerage commissions paid by ComCap, and also includes marketing costs in connection with the Bank's money market accounts growth. During the first quarter of 2003, the Company incurred $152,000 in costs associated with the early extinguishment of higher cost, fixed rate FHLB advances.

BALANCE SHEET

The Company's total consolidated assets increased 38% to $1.2 billion at March 31, 2003, from $849.5 million at December 31, 2002, and 95% from $602.2 million at March 31, 2002. The increase in assets during the quarter was primarily due to a $103.7 million increase in the loans held for investment portfolio, a $58.7 million increase in loans held for sale, and a $136.8 million increase in securities. The Bank purchased $125.5 million in loans from CCM during the first quarter of 2003, an increase of 54% from $81.5 million for the fourth quarter of 2002, as the Company increased its focus on retaining for portfolio a greater amount of its loan originations. Total loans, which include loans held for investment and loans held for sale, net of the allowance for loan losses, increased 33% to $649.8 million at March 31, 2003, from $487.5 million at December 31, 2002, and 100% from $325.5 million at March 31, 2002. The Company plans to retain in portfolio more of its loan originations as a result of the realignment of the Company's loan origination function from CCM to the Bank. Prior to this realignment, the Bank was limited to purchasing less than 50% of CCM's loan production. CCM will continue to actively maintain and utilize its independent, third-party provided, warehouse line of credit to fund and sell those loans which the Bank elects to assign to CCM for reasons which may include the Bank's loans to one borrower limits, capital constraints, geographic concentrations or for other reasons as determined by management.

The Company's portfolio of U.S. Government agency mortgage-backed securities increased 44% to $446.8 million at March 31, 2003, from $310.0 million at December 31, 2002, and increased 153% from $176.5 million at March 31, 2002. The Company's mortgage-backed securities portfolio consists of GNMA, FHLMC, and FNMA pass-through securities with a weighted average life of approximately 4.2 years, a weighted average duration of approximately 3.5 years, and an unrealized gain of $6.1 million, at March 31, 2003. The growth in the securities portfolio during the quarter reflects the ongoing decision by the Company to additionally leverage its equity with low risk, high cash-flow assets.

The Company's deposits increased 31% to $408.0 million at March 31, 2003, from $312.3 million at December 31, 2002, and 135% from $173.3 million at March 31, 2002. The increase in deposits from March 31, 2002 is primarily attributable to the continued focus on increasing transaction accounts as a percentage of total deposits, with transaction accounts now accounting for more than 58% of total deposits at March 31, 2003, versus 9% at March 31, 2002. Transaction accounts increased 27% to $234.8 million at March 31, 2003, from $185.2 million at December 31, 2002, and increased more than 13 times from $15.7 million at March 31, 2002. The majority of the Company's total transaction accounts are from Orange, Los Angeles and Riverside counties, with business deposits accounting for approximately 22% of the total, at march 31, 2003. Time deposits increased 36% to $173.3 million at March 31, 2003, from $127.1 million at December 31, 2002, and 10% from $157.6 million at March 31, 2002. The increase in time deposits during the quarter resulted from the Company's focus on attracting lower cost, longer duration, term deposits during this unprecedented interest rate environment.

The Company's borrowings increased 44% to $648.7 million at March 31, 2003, from $452.0 million at December 31, 2002, and 64% from $394.9 million at March 31, 2002. FHLB advances increased 41% to $408.1 million, from $289.1 million at December 31, 2002, and 127% from $179.7 million at March 31, 2002, as the Company continued to extend the duration, while lowering the cost of funding its growth. Repurchase agreements increased 21% to $134.5 million, from $111.0 million at December 31, 2002, and decreased 2% from $136.8 million at March 31, 2002.

Stockholders' equity increased 9% to $84.8 million at March 31, 2003, from $77.6 million at December 31,

2002, and 200% from $28.2 million at March 31, 2002.

LOAN ORIGINATIONS AND PORTFOLIO ASSET QUALITY

The Company's loan originations increased 33% to a record $267.0 million during the first quarter of 2003, from $200.3 million for the fourth quarter of 2002, and 39% from $192.1 million for the first quarter of 2002. Loan originations for the first quarter of 2003 consisted of $261.4 million of multi-family and commercial real estate loans and $5.6 million of business loans and lines of credit. For the first quarter of 2003, loan refinances accounted for 65% of total multi-family and commercial real estate loan originations, compared to 70% for the fourth quarter of 2002, and 68% for the first quarter of 2002. The Company has originated, from its inception through March 31, 2003, over $2.2 billion in multi-family and commercial loans.

The Company's average loan size in its multi-family and commercial real estate loans held for investment portfolio equaled $1.1 million and $1.2 million, respectively, at March 31, 2003. At March 31, 2003, the Company's multi-family real estate loans held for investment, at origination, had a weighted average loan to value of 69.2%, and a weighted average debt coverage ratio of 1.29, and commercial real estate loans, at origination, had a weighted average loan to value of 66.3%, and a weighted average debt coverage ratio of 1.35. The Company had one nonaccrual business line of credit for $225,000 as of March 31, 2003, which is the only nonperforming asset at that date. The Company's overall asset quality remained sound with no nonperforming or more than 30 days past due multi-family or commercial real estate loans as of March 31, 2003. The Company added $609,000 to the allowance for loan losses during the first quarter of 2003, increasing the allowance for loan losses to $3.3 million at March 31, 2003.

CCBI, headquartered in Irvine, CA, is a multifaceted financial services company which provides financial services to meet the needs of its client base of income-property real estate investors, middle market commercial businesses, and high net-worth individuals, families and professionals. At March 31, 2003, CCBI had total assets of $1.2 billion, and Commercial Capital Bank, the Company's bank subsidiary, was the fastest growing banking organization in Orange County, based on percentage growth in total assets on a quarterly basis over the 24 months ended December 31, 2002 (source: www.fdic.gov). The Bank has full service banking offices located at the Company's headquarters in Irvine, Rancho Santa Margarita, Riverside, and loan origination offices in Sacramento, Corte Madera (Marin County), Oakland, Burlingame, Woodland Hills, Los Angeles, Irvine, and San Diego, CA, and plans to open a banking office in La Jolla, CA in August of 2003. Commercial Capital Mortgage, Inc., the Company's mortgage banking subsidiary, was the 4th largest multi-family lender in California during the 12 months ended December 31, 2002 and has originated over $2.2 billion in multi-family and commercial real estate loans from its inception through March 31, 2003. ComCap Financial Services, Inc., the Company's NASD registered broker dealer, provides fixed income and mortgage-backed securities advisory and brokerage services to corporations, high net worth individuals and other financial institutions.

CONFERENCE CALL AND WEBCAST INFORMATION
Analysts and investors may listen to CCBI's conference call on Monday, April 28, 2003, at 7:30 PDT at www.commercialcapital.com or by dialing (800) 299-7635, access code 13642365. For those who are unable to participate in the call/Webcast live, a playback of the Webcast will be archived on the Company's site at www.commercialcapital.com. The archive will be available beginning approximately 2 hours following the call for a period of 30 days. It is recommended that participants dial into the conference call approximately 5 to 10 minutes prior to the call.

This Press Release may include forward-looking statements (related to each company's plans, beliefs and goals), which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. CCBI undertakes no obligation to revise or publicly release any revision to these forward-looking statements.

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

                                                                             MAR. 31, 2003     MAR. 31, 2002
--------------------------------------------------------------------------------------------------------------
                              ASSETS
-----------------------------------------------------------
  Cash and Bank Accounts                                                    $       3,680          $     1,156
  Fed Funds                                                                        18,400               68,970
  Securities
       MBS - Held To Maturity                                                       2,036                2,057
       MBS - Available For Sale                                                   444,754              174,482
       Other Investments - Available For Sale                                         101                  102
                                                                            ----------------------------------
         Total Securities                                                         446,891              176,641
  FHLB Stock                                                                       22,272                9,405
  Loans Held for Investment
       Single Family                                                                3,855                7,052
       Multifamily                                                                496,627              235,723
       Commercial Real Estate                                                      65,630               30,113
                                                                            ----------------------------------
          Total Real Estate Loans                                                 566,112              272,888
       Business Loans                                                               4,221                5,457
       Business & Consumer Lines of Credit                                          5,986                5,394
       Consumer Loans                                                                  61                   63
                                                                            ----------------------------------
          Total Loans                                                             576,380              283,802
       Premiums on Loans Purchased                                                    142                  236
       Unearned Net Loan Fees and Discounts                                          (353)                 (94)
       Allowance for Loan Losses                                                   (3,325)              (1,628)
                                                                            ----------------------------------
          Total Loans Held for Investment, Net                                    572,844              282,316
   Loans Held for Sale                                                             76,994               43,156
   Fixed Assets - net                                                                 933                  444
   Foreclosed Assets                                                                    -                    -
   Accrued Interest Receivable                                                      4,612                2,437
   Goodwill                                                                        13,035               13,014
   Other Assets                                                                    13,218                4,669
--------------------------------------------------------------------------------------------------------------
  TOTAL ASSETS                                                              $   1,172,879          $   602,208
==============================================================================================================
               LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------------
  Deposits
     Demand Deposit                                                         $       8,661          $     6,115
     Money Market                                                                 222,192                6,663
     Savings                                                                        3,942                2,935
                                                                            -----------------------------------
        Total Transaction Deposits                                                234,795               15,713
     Retail Time Deposits                                                         135,198              139,573
     Broker Time Deposits                                                          38,052               18,042
                                                                            -----------------------------------
        Total Time Deposits                                                       173,250              157,615
                                                                            -----------------------------------
           Total Deposits                                                         408,045              173,328
  Borrowings
    FHLB Advances                                                                 408,097              179,745
    Securities Sold Under Agreements to Repurchase                                134,488              136,835
    Trust Preferred Securities                                                     35,000               35,000
    Warehouse Lines of Credit                                                      71,098               43,336
                                                                            -----------------------------------
           Total Borrowings                                                       648,683              394,916
  Other Liabilities                                                                31,366                5,725
---------------------------------------------------------------------------------------------------------------
  TOTAL LIABILITIES                                                             1,088,094              573,969


  STOCKHOLDERS' EQUITY                                                             84,785               28,239
                                                                            -----------------------------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $   1,172,879          $   602,208
===============================================================================================================

Operating Data                                                                        Three Months Ended
Performance Ratios and Other Data:                                             MAR. 31, 2003    MAR. 31, 2002
                                                                            -----------------------------------
Average assets                                                              $     996,555          $   456,990
Average interest earning assets                                                   950,162              439,182
Average interest bearing liabilities                                              897,892              419,584
Average stockholders' equity                                                       82,305               28,918
Equity to assets at end of period                                                    7.23%                4.69%
Tangible equity to assets at end of period                                           6.12                 2.53
Nonperforming assets                                                        $         225          $         -
Net charge-offs                                                                         -                    -
Allowance for loan losses to total loans held for investment                         0.58%                0.57%
at end of period

Per Share Data
Common shares outstanding at end of period                                     14,354,858            8,971,763
Book value per share                                                        $        5.91          $      3.15
Tangible book value per share                                               $        5.00                 1.70

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED QUARTERLY STATEMENT OF OPERATIONS
(Dollars in Thousands, except per share data)

                                                                                     THREE MONTHS ENDED
                                                                            MAR. 31, 2003        MAR. 31, 2002
--------------------------------------------------------------------------------------------------------------
Interest Income
  Real Estate Loans                                                            $    8,408            $   4,698
  Other Loans                                                                         143                  161
  Investments                                                                       4,840                2,297
                                                                           -----------------------------------
    Total Interest Income                                                          13,391                7,156
Interest Expense
  Deposits                                                                          2,003                1,002
  FHLB Advances                                                                     2,115                1,159
  Repurchase Agreements                                                               469                  429
  Trust Preferred Securities                                                          456                  259
  Warehouse Line Advances                                                             284                  313
                                                                           -----------------------------------
    Total Interest Expense                                                          5,327                3,162
                                                                           -----------------------------------
Net Interest Income                                                                 8,064                3,994
Provision for Loan Losses                                                             609                  521
                                                                           -----------------------------------
Net Interest Income after Provision for Loan Losses                                 7,455                3,473
Noninterest Income
  Gain on Sale of Loans                                                               975                  768
  Mortgage Banking Fees                                                                75                  192
  Banking and Servicing Fees                                                          195                   77
  Trust Fees                                                                           95                   36
  Other Income                                                                        107                    -
  Securities Brokerage Fees                                                           121                    -
  Gain on Sale of Securities                                                        1,647                    -
                                                                           -----------------------------------
    Total Noninterest Income                                                        3,215                1,073

Noninterest Expenses
  Compensation and Benefits                                                         1,504                1,030
  Severance                                                                           430                    -
  Non-Cash Stock Compensation                                                         208                   34
  Occupancy                                                                           201                  145
  General Operating                                                                 1,050                  653
                                                                           -----------------------------------
    Total G&A Expenses                                                              3,393                1,862
  Early Extinguishment of Debt                                                        152                    -
                                                                           -----------------------------------
    Total Noninterest Expenses                                                      3,545                1,862
                                                                           -----------------------------------
Income Before Taxes                                                                 7,125                2,684
Income Tax Expense                                                                  2,886                1,139
                                                                           -----------------------------------
Net Income                                                                     $    4,239            $   1,545
                                                                           ===================================

Operating Data                                                                      Three Months Ended
Performance Ratios and Other Data:                                          MAR. 31, 2003       MAR. 31, 2002
                                                                           -----------------------------------
Earnings per share - Basic                                                  $        0.30          $      0.17
Earnings per share - Diluted                                                         0.28                 0.17
Weighted average shares outstanding -- Basic                                   14,321,146            8,917,403
Weighted average shares outstanding -- Diluted                                 14,989,534            9,233,206
Return on average assets                                                             1.70%                1.35%
Return on average stockholders' equity                                              20.60                21.37
Interest rate spread                                                                 3.23                 3.46
Net interest margin                                                                  3.39                 3.64
Efficiency ratio                                                                    30.08                36.75
G&A to average assets                                                                1.36                 1.63
Total loan originations                                                     $     266,951          $   192,071
CCM loan originations only                                                        261,351              184,921
Bank loan originations only                                                         5,600                7,150
Total CCM loan sale settlements                                                   202,543              193,958
   CCM loan purchases by Bank                                                     125,518               97,997

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

                                                            MAR. 31, 2003   DEC. 31, 2002   SEPT. 30, 2002   JUNE 30, 2002
---------------------------------------------------------------------------------------------------------------------------
                         ASSETS
----------------------------------------------------------
 Cash and Bank Accounts                                     $       3,680   $       3,408   $        2,763   $       5,058
 Fed Funds                                                         18,400               -           26,000             700
 Securities
      MBS - Held To Maturity                                        2,036           2,042            2,048           2,053
      MBS - Available For Sale                                    444,754         307,932          236,115         226,007
      Other Investments - Available For Sale                          101             100              101             102
                                                          -----------------------------------------------------------------
        Total Securities                                          446,891         310,074          238,264         228,162
 FHLB Stock                                                        22,272          15,701           10,832           9,515
 Loans Held for Investment
      Single Family                                                 3,855           4,134            4,425           5,242
      Multifamily                                                 496,627         399,928          341,555         283,634
      Commercial Real Estate                                       65,630          57,858           49,152          36,910
                                                          -----------------------------------------------------------------
         Total Real Estate Loans                                  566,112         461,920          395,132         325,786
      Business Loans                                                4,221           4,531            4,714           4,415
      Business & Consumer Lines of Credit                           5,986           5,386            8,864           5,430
      Consumer Loans                                                   61             129               58              68
                                                          -----------------------------------------------------------------
         Total Loans                                              576,380         471,966          408,768         335,699
      Premiums on Loans Purchased                                     142             167              186             214
      Unearned Net Loan Fees and Discounts                           (353)           (231)            (119)            (96)
      Allowance for Loan Losses                                    (3,325)         (2,716)          (2,358)         (1,921)
                                                          -----------------------------------------------------------------
         Total Loans Held for Investment, Net                     572,844         469,186          406,477         333,896
  Loans Held for Sale                                              76,994          18,338           40,914          45,028
  Fixed Assets - net                                                  933             976              915             466
  Foreclosed Assets                                                     -               -                -               -
  Accrued Interest Receivable                                       4,612           3,543            3,189           2,942
  Goodwill                                                         13,035          13,035           13,035          13,014
  Other Assets                                                     13,218          15,208           10,570          10,335
---------------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                               $   1,172,879   $     849,469   $      752,959   $     649,116
===========================================================================================================================
           LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------
 Deposits
    Demand Deposit                                          $       8,661   $       6,905   $        8,048   $        6,302
    Money Market                                                  222,192         176,194          152,317           64,934
    Savings                                                         3,942           2,109            1,760            2,040
                                                          ------------------------------------------------------------------
       Total Transaction Deposits                                 234,795         185,208          162,125           73,276
    Retail Time Deposits                                          135,198         109,029          147,906          159,847
    Broker Time Deposits                                           38,052          18,042           18,042           23,042
                                                          ------------------------------------------------------------------
       Total Time Deposits                                        173,250         127,071          165,948          182,889
                                                          ------------------------------------------------------------------
          Total Deposits                                          408,045         312,279          328,073          256,165
 Borrowings
   FHLB Advances                                                  408,097         289,139          213,432          172,974
   Securities Sold Under Agreements to Repurchase                 134,488         110,993           99,445          106,689
   Trust Preferred Securities                                      35,000          35,000           35,000           35,000
   Warehouse Lines of Credit                                       71,098          16,866           33,057           40,409
                                                          ------------------------------------------------------------------
          Total Borrowings                                        648,683         451,998          380,934          355,072
 Other Liabilities                                                 31,366           7,589            5,963            4,468
----------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                                              1,088,094         771,866          714,970          615,705


 STOCKHOLDERS' EQUITY                                              84,785          77,603           37,989           33,411
                                                          ------------------------------------------------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $   1,172,879   $     849,469   $      752,959   $      649,116
============================================================================================================================

Operating Data                                                                    Three Months Ended
Performance Ratios and Other Data:                          MAR. 31, 2003   DEC. 31, 2002   SEPT. 30, 2002   JUNE 30, 2002
                                                          ------------------------------------------------------------------
Average assets                                              $     996,555   $     805,901   $      721,753   $      604,586
Average interest earning assets                                   950,162         767,719          690,965          579,968
Average interest bearing liabilities                              897,892         748,053          675,680          562,775
Average stockholders' equity                                       82,305          44,217           35,959           31,151
Equity to assets at end of period                                    7.23%           9.14%            5.05%            5.15%
Tangible equity to assets at end of period                           6.12            7.60             3.31             3.14
Nonperforming assets                                        $         225   $           -   $            -   $            -
Net charge-offs                                                         -               -                -                -
Allowance for loan losses to total loans held for
investment at end of period                                          0.58%           0.58%            0.58%            0.57%

Per Share Data
Common shares outstanding at end of period                     14,354,858      13,978,858        8,964,868        8,964,868
Book value per share                                        $        5.91   $        5.55   $         4.24   $         3.73
Tangible book value per share                               $        5.00   $        4.62             2.78             2.28

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED QUARTERLY STATEMENT OF OPERATIONS
(Dollars in Thousands, except per share data)

                                                                                  THREE MONTHS ENDED
                                                            MAR. 31, 2003   DEC. 31, 2002   SEPT. 30, 2002   JUNE 30, 2002
----------------------------------------------------------------------------------------------------------------------------
Interest Income
  Real Estate Loans                                         $       8,408   $       7,389   $        6,551   $        5,866
  Other Loans                                                         143             211              180              195
  Investments                                                       4,840           3,806            3,988            3,225
                                                          ------------------------------------------------------------------
    Total Interest Income                                          13,391          11,406           10,719            9,286
Interest Expense
  Deposits                                                          2,003           2,135            2,119            1,394
  FHLB Advances                                                     2,115           1,817            1,674            1,512
  Repurchase Agreements                                               469             459              528              500
  Trust Preferred Securities                                          456             503              513              520
  Warehouse Line Advances                                             284             222              252              339
                                                          ------------------------------------------------------------------
    Total Interest Expense                                          5,327           5,136            5,086            4,265
                                                          ------------------------------------------------------------------
Net Interest Income                                                 8,064           6,270            5,633            5,021
Provision for Loan Losses                                             609             358              437              293
                                                          ------------------------------------------------------------------
Net Interest Income after Provision for Loan Losses                 7,455           5,912            5,196            4,728
Noninterest Income
  Gain on Sale of Loans                                               975           1,595            1,096            1,118
  Mortgage Banking Fees                                                75              53              127               67
  Banking and Servicing Fees                                          195             159              109               58
  Trust Fees                                                           95              62               52               48
  Other Income                                                        107             157               85               73
  Securities Brokerage Fees                                           121             193              464                -
  Gain on Sale of Securities                                        1,647             396              574               56
                                                          ------------------------------------------------------------------
    Total Noninterest Income                                        3,215           2,615            2,507            1,420

Noninterest Expenses
  Compensation and Benefits                                         1,504           1,583            1,589            1,085
  Severance                                                           430               -                -                -
  Non-Cash Stock Compensation                                         208              35               35               35
  Occupancy                                                           201             199              190              148
  General Operating                                                 1,050             904            1,061              902
                                                          ------------------------------------------------------------------
    Total G&A Expenses                                              3,393           2,721            2,875            2,170
  Early Extinguishment of Debt                                        152             395              508                -
                                                          ------------------------------------------------------------------
    Total Noninterest Expenses                                      3,545           3,116            3,383            2,170
                                                          ------------------------------------------------------------------
Income Before Taxes                                                 7,125           5,411            4,320            3,978
Income Tax Expense                                                  2,886           2,202            1,696            1,646
                                                          ------------------------------------------------------------------
Net Income                                                  $       4,239   $       3,209   $        2,624   $        2,332
                                                          ==================================================================

Operating Data                                                                    Three Months Ended
Performance Ratios and Other Data:                          MAR. 31, 2003   DEC. 31, 2002   SEPT. 30, 2002   JUNE 30, 2002
                                                          ------------------------------------------------------------------
Earnings per share - Basic                                  $        0.30   $        0.33   $         0.29   $         0.26
Earnings per share - Diluted                                         0.28            0.31             0.27             0.24
Weighted average shares outstanding -- Basic                   14,321,146       9,623,732        8,964,868        8,950,628
Weighted average shares outstanding -- Diluted                 14,989,534      10,309,944        9,659,467        9,617,546
Return on average assets                                            1.70%           1.59%            1.45%            1.54%
Return on average stockholders' equity                              20.60           29.03            29.19            29.94
Interest rate spread                                                 3.23            3.22             3.22             3.36
Net interest margin                                                  3.39            3.27             3.26             3.46
Efficiency ratio                                                    30.08           30.62            35.32            33.69
G&A to average assets                                                1.36            1.35             1.59             1.44
Total loan originations                                     $     266,951   $     200,258   $      189,290   $      179,126
  CCM loan originations only                                      261,351         199,208          185,490          179,012
  Bank loan originations only                                       5,600           1,050            3,800              114
Total CCM loan sale settlements                                   202,543         221,748          189,653          177,147
  CCM loan purchases by Bank                                      125,518          81,480           83,323           63,702